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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cornerstone Bancorp, Inc. on Form S-3 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1997 of Cornerstone Bank, predecessor to Cornerstone Bancorp, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
March 1, 1999